UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  12/05/2012

INNOSPEC INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  1-13879

Delaware	98-0181725
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

8375 South Willow Street, Littleton, Colorado, 80124
(Address of principal executive offices, including zip code)

303-792-5554
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 5, 2012, Innospec Inc. announced the appointment of Mr. Lawrence .J. Padfield, 56, to its Board of Directors. Mr. Padfield has been appointed with effect from December 1, 2012 until the next annual meeting of stockholders of the Company to be held on May 8, 2013, when he may be nominated for election for a further fixed period. Mr. Padfield fills the position left by the departure of Mr. Robert. E. Bew following the Company's 2012 annual meeting of stockholders. Mr. Padfield will serve on the Company's Compensation Committee.

Mr. Padfield will receive an annual fee paid quarterly and which is commensurate with that paid to the other non-employee directors. Mr. Padfield will be eligible to receive discretionary stock-based awards under the Non-Employee Directors Stock Option Plan.

Item 9.01.    Financial Statements and Exhibits

A copy of the press release dated December 5, 2012 announcing Mr. Padfield's appointment is attached as Exhibit 99.1 to this report on Form 8K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INNOSPEC INC.

Date: December 05, 2012	By:	/s/ David.E. Williams
David.E. Williams
VP, General Counsel and Chief Compliance Officer

EXHIBIT INDEX

Exhibit No.	Description
EX-99.1	Press release dated December 5, 2012 re appointment of L. Padfield as NED